                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  LUMEX, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: $

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                  LUMEX, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 7, 1996

                            ------------------------

     The Annual Meeting of Shareholders of Lumex, Inc., a New York corporation (the 'Corporation'), will be held at the Ryder Cup Room at the Golf Club at Chelsea Piers, Pier 59, New York, New York on Wednesday, August 7, 1996 at 10:00 A.M., local time, for the following purposes:

     1. To elect four directors.

     2. To consider and act upon a proposal to amend the Corporation's Restated Certificate of Incorporation to change the name of the Corporation to CYBEX International, Inc.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on June 21, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

     TO MAKE CERTAIN THAT YOUR SHARES WILL BE VOTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

                                       By Order of the Board of Directors

                                                Robert McNally
                                                  Secretary

Ronkonkoma, New York
July 8, 1996

                                  LUMEX, INC.

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 7, 1996

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lumex, Inc. (the 'Corporation') to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, August 7, 1996 and at any adjournments of the meeting (the 'Annual Meeting'). Shareholders of record at the close of business on June 21, 1996 will be entitled to notice of, and to vote, at such meeting.

     Shareholders who execute proxies may revoke them at any time before they are voted by notice to the Corporation in writing or at the meeting or by delivering, at or prior to the meeting, a properly executed later-dated proxy. Shares represented by an effective proxy given by a shareholder will be voted as directed, unless authority to vote is withheld. If a signed proxy is received but no specification is made thereon, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

     The mailing address of the Corporation's principal executive offices is 2100 Smithtown Avenue, Ronkonkoma, New York 11779. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to the shareholders of the Corporation was July 8, 1996.

     The Annual Report of the Corporation for the year ended December 31, 1995, including audited financial statements, accompanies this Proxy Statement.

                                 VOTING RIGHTS

     As of the close of business on the record date, the Corporation had outstanding 4,426,653 common shares, par value $.10 per share ('Common Shares'). At all meetings of shareholders, holders of Common Shares are entitled to one vote, exercisable in person or by proxy, for each Common Share held.

     As of June 3, 1996, more than five percent of the Corporation's outstanding Common Shares (the Corporation's only outstanding class of voting securities) were owned beneficially by the persons named in the following table. All Common Shares are owned directly, except as otherwise indicated.

     The information concerning the beneficial owners in the table below, other than Charles E. Murcott, was obtained from public filings by those companies with the Securities and Exchange Commission. The Corporation assumes no responsibility for the accuracy of such information.

          NAME AND ADDRESS OF              AMOUNT AND NATURE OF     PERCENT
            BENEFICIAL OWNER               BENEFICIAL OWNERSHIP    OF CLASS
- ----------------------------------------   --------------------    ---------
Surgical Appliance Industries, Inc.  ...           529,600           12.0%
3960 Rosslyn Drive
Cincinnati, Ohio 45209

Charles E. Murcott .....................           256,964(1)        5.8%
10 Matinecock Farms Road
Glen Cove, NY 11542

Dimensional Fund Advisors Inc. .........           252,900(2)        5.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

                                                        (Footnotes on next page)

(Footnotes from previous page)

- ------------------
(1) Includes 5,000 shares held by a charitable trust of which Mr. Murcott is a co-trustee and shares voting power. Does not include 27,450 shares owned by Mr. Murcott's wife, Constance Murcott, as to which beneficial ownership is disclaimed.


(2) Dimensional Fund Advisors Inc. ('Dimensional'), a registered investment advisor, is deemed to have beneficial ownership of 252,900 Common Shares as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power for 146,500 Common Shares and sole investment power for 252,900 Common Shares.


                        SECURITY OWNERSHIP BY MANAGEMENT

     The following table sets forth, as of June 3, 1996, information with respect to the number of Common Shares of the Corporation beneficially owned by each director and nominee for director of the Corporation, by each of the Named Executive Officers identified herein under the caption 'Summary Compensation Table' other than Mr. George (for whom the number of Common Shares beneficially owned, if any, is unknown), and by all directors and executive officers of the Corporation as a group. Except as otherwise indicated, all shares are owned directly.

                                            AMOUNT AND
                                            NATURE OF
                                            BENEFICIAL                 PERCENT
NAME OF BENEFICIAL OWNER                    OWNERSHIP                  OF CLASS
- ----------------------------------------    ----------               ------------
Kay Knight Clarke.......................          672 (2)                (1)
John R. Cowin...........................       33,003 (2)(3)             (1)
J. Raymond Elliott......................       60,910 (2)(4)            1.4%
Thomas W. Kahle.........................        7,661 (2)                (1)
Robert R. McMillan......................        3,860 (2)                (1)
Robert McNally..........................       45,452 (2)(3)(4)         1.0%
Carol G. Nelson.........................       38,660 (2)                (1)
John C. Spratt..........................       16,260 (2)(5)             (1)
Alan H. Weingarten......................        5,660 (2)                (1)
All directors, nominees and executive
  officers as a group (consisting of
  9 persons)............................      212,138 (2)(3)            4.7%

- ------------------
(1) Constitutes less than one percent.


(2) Includes shares which the following persons have the right to acquire within 60 days through the exercise of stock options: Mr. Cowin, 32,500 shares; Mr. Elliott, 25,000; Mr. Kahle; 2,000 shares; Mr. McMillan, 2,000 shares; Mr. McNally, 19,750 shares; Mr. Nelson, 2,000 shares; Mr. Spratt, 2,000 shares; Mr. Weingarten, 2,000 shares. Also includes shares which the following nonemployee directors have the right to acquire within 60 days as partial payment of their retainer: Ms. Clarke, 336 shares; Mr. Kahle, 336 shares; Mr. McMillan, 336 shares; Mr. Nelson, 336 shares; Mr. Spratt, 1,586 shares; Mr. Weingarten, 336 shares. The number of shares that all directors, nominees and executive officers as a group have the right to acquire within 60 days is 90,516 Common Shares. In each case the percent of class is calculated on the basis that such shares are deemed outstanding. No voting or investment power exists with respect to such shares prior to acquisition.


(3) Includes shares which the following persons have allocated to them under the Lumex, Inc. Employee Stock Ownership Plan: Mr. Cowin, 503 shares; Mr. McNally, 1,071 shares; and all directors, nominees and executive officers as a group, 1,574 shares.

(4) Includes shares of restricted stock over which the following persons have voting power but not investment power until such shares vest: Mr. Elliott, 25,000 shares and Mr. McNally, 3,431 shares.

(5) Includes 7,100 shares owned by Orthopaedic Health Services, Inc. ('Orthopaedic') and 200 shares owned by Orthopaedic's pension plan. Mr. Spratt is the sole owner of Orthopaedic.

                             ELECTION OF DIRECTORS
                                (Proposal No. 1)

     Four persons are to be elected to the Board of Directors at the Annual Meeting and the remaining three directors will continue in office for the terms specified below. The persons named in the enclosed Proxy intend to vote for the election of the four nominees listed below, unless instructions to the contrary are given therein. All of the nominees are currently directors of the Corporation. Proxies may not be voted for a greater number of persons than the number of nominees named below.

     The four nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the Proxies will vote for such nominees as the Director Affairs Committee of the Corporation may select.

     Nominees for directors who receive a plurality of the votes cast by the holders of the outstanding Common Shares entitled to vote at the Annual Meeting will be elected. Abstentions, broker non-votes, and withheld votes are not counted in determining the number of votes cast for any nominee for director. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

     The Board currently has two vacancies, one in the class whose term expires in 1997 and one in the class whose term expires in 1998. The Director Affairs Committee is in the process of identifying qualified candidates to serve on the remaining Board seats. In accordance with the By-laws of the Corporation such vacancies will be filled by a majority vote of the remaining directors then in office, and such directors so elected shall hold office for a term which shall expire with the term of the other directors of such class, and until such directors' respective successors shall have been elected and qualified.

     The following table lists the name, age, principal occupation and certain business experience of each of the four nominees and the three continuing directors of the Corporation whose terms of office will continue after the Annual Meeting, the year in which each director's term of office will expire (assuming, in the case of each of the four nominees, such nominees are elected at the Annual Meeting) and the year in which each director was first elected as a director of the Corporation.

                            AGE AT             PRINCIPAL OCCUPATION                          YEAR FIRST
                           JUNE 1,                 AND CERTAIN                  YEAR TERM      BECAME
          NAME               1996              BUSINESS EXPERIENCE             WILL EXPIRE    DIRECTOR
- -------------------------  --------  ----------------------------------------  ------------  -----------
NOMINEES FOR DIRECTORS
Kay Knight Clarke........     57     President, Templeton, Inc., a management       1997          1996
                                     consulting company, since July 1995.
                                     President, Micromarketing Division of
                                     Advo, Inc., a direct marketing company,
                                     from December 1991 to July 1995. Senior
                                     Vice President of Business Development,
                                     Advo, Inc., from October 1990 to
                                     December 1991. Director, Guardian Life
                                     Insurance Corporation of America (a
                                     mutual insurance company).

                            AGE AT             PRINCIPAL OCCUPATION                          YEAR FIRST
                           JUNE 1,                 AND CERTAIN                  YEAR TERM      BECAME
          NAME               1996              BUSINESS EXPERIENCE             WILL EXPIRE    DIRECTOR
- -------------------------  --------  ----------------------------------------  ------------  -----------
J. Raymond Elliott.......     46     President and Chief Executive Officer of       1999          1995
                                     the Corporation since September 1, 1995.
                                     Chairman and Chief Executive Officer,
                                     Cablecom, a cable wire and
                                     communications company, and President
                                     and Chief Executive Officer, J.R.
                                     Elliott Associates, a turnaround and
                                     mergers and acquisitions consulting
                                     company, from January 1994 to September
                                     1995. President and Chief Operating
                                     Officer, Southam Newspaper Group, a
                                     newspaper publishing company, from
                                     November 1992 to January 1994. Chairman
                                     and Chief Executive Officer,
                                     Southam/Dittler Group, a consumer games
                                     and lottery company, from July 1992 to
                                     November 1992. Group President, Southam
                                     Graphics, a graphics and publishing
                                     company, from January 1990 to July 1992.

Thomas W. Kahle..........     45     Partner, Graydon Head & Ritchey since          1999          1991
                                     1980. Lead Director of the Corporation
                                     from August 1994 to August 1995.

Robert R. McMillan.......     63     Partner, McMillan, Rather, Bennett &           1999          1987
                                     Rigano, P.C. since January 1991.
                                     Previously counsel to Rivkin, Radler,
                                     Bayh, Hart & Kremer from March 1990 to
                                     January 1991. Prior thereto, partner,
                                     Rivkin, Radler, Dunne & Bayh from
                                     January 1986 to September 1989.
                                     Director, Empire Blue Cross Blue Shield
                                     and Key Bank of New York.
CONTINUING DIRECTORS
Alan H. Weingarten.......     56     Alan H. Weingarten & Associates, Inc.,         1997          1987
                                     consultant in general management,
                                     marketing and product planning, since
                                     September 1986. Director, Boca Raton
                                     Capital Corporation.

Carol G. Nelson..........     64     Chairman and Chief Executive Officer of        1998          1983
                                     Security Archives Corporation, a
                                     business records storage and management
                                     company, since September 1986.

John C. Spratt...........     44     Chairman and Chief Executive Officer of        1998          1990
                                     Orthopaedic Health Services, Inc., a
                                     health care management company
                                     specializing in rehabilitation and
                                     occupational medicine services, since
                                     May 1988. Partner in SCS Business
                                     Development, a business development
                                     company, since May 1994. From 1985 to
                                     May 1988, President of Lumex Health
                                     Services, Inc., formerly a subsidiary of
                                     the Corporation. Chairman of the Board
                                     of the Corporation since August 1995.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation held eighteen meetings during 1995 and also acted by unanimous written consent throughout the year.

     The Corporation has standing Audit, Compensation, and Director Affairs Committees of the Board of Directors.

     At the end of 1995, the Audit Committee consisted of Thomas W. Kahle, Robert R. McMillan, and Alan H. Weingarten (Chairperson). The functions of the Committee are to recommend to the Board of Directors the engagement and discharge of the independent auditors for the Corporation, analyze the report of such auditors, and make such recommendations to the Board with respect thereto as such committee may deem advisable. The Committee held six meetings in 1995.


     At the end of 1995, the Compensation Committee consisted of Robert R. McMillan (until December 26, 1995), Carol G. Nelson and Alan H. Weingarten (Chairperson). The function of the Committee is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Corporation. The Committee also administers the Corporation's Long-Term Incentive Plan and 1995 Omnibus Incentive Plan, awarding benefits to key employees of the Corporation and determining the terms and conditions on which such benefits are granted. The Committee held eleven meetings during 1995. The Option Committee of the Corporation was discontinued in August 1995 and consisted of Robert R. McMillan, Charles E. Murcott (until June 5, 1995), and Carol G. Nelson. The Committee administered the Corporation's Amended and Restated 1987 Stock Option Plan. The functions of the Option Committee were absorbed by the Compensation Committee. The Option Committee held one meetings during 1995.


     At the end of 1995, the Director Affairs Committee consisted of Robert R. McMillan, Carol G. Nelson (Chairperson), and Alan H. Weingarten. The Committee investigates and reviews the qualifications of candidates to serve on the Board of Directors and recommends nominees to the Board of Directors. During 1995, the Director Affairs Committee held eleven meetings. The Director Affairs Committee will consider the names and qualifications of candidates for the Board of Directors submitted by shareholders in accordance with the procedures described in 'Shareholder Proposals and Director Nominations for 1997 Annual Meeting' below. In addition to its nominating function, the Director Affairs Committee also evaluates the performance of the Corporation's Chief Executive Officer, recommends committee selections to the Board of Directors and evaluates and makes recommendations regarding the administration of the Board of Directors.

EXECUTIVE OFFICERS

     The following table lists the name, age, present position with the Corporation and certain business experience with respect to the executive officers of the Corporation, other than Mr. Elliott who is listed in the table above and John R. Cowin, Senior Vice President, whose employment terminated on April 2, 1996.

                       AGE AT
                      JUNE 1,                   PRESENT POSITION WITH THE CORPORATION
        NAME            1996                       AND CERTAIN BUSINESS EXPERIENCE
- --------------------  --------  ----------------------------------------------------------------------
Robert McNally......     49     Senior Vice President--Finance since June 1994. Vice President--
                                Finance from 1981 to June 1994. Chief Financial Officer and Secretary
                                since 1981.

                                       5

           REPORT OF THE COMPENSATION COMMITTEE AND OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists entirely of non-management directors, and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Corporation. The Compensation Committee also administers the Corporation's Amended and Restated 1987 Stock Option Plan and 1995 Omnibus Incentive Plan.

     The Compensation Committee believes that the most effective compensation program is one that provides executives with incentives to achieve both current and long-term strategic business goals of the Corporation, with the ultimate objective of enhancing shareholder value. Accordingly, the Corporation's executive compensation programs are designed to:

     o Motivate and challenge executive officers to achieve both annual and long-term strategic business goals

     o Align the interests of executive officers with the long-term interests of shareholders

     o Support an environment that rewards executive officers based on corporate, divisional, and individual performance

     o Attract and retain executive officers critical to the long-term success of the Corporation

     The Corporation's compensation package for officers during 1995 consisted of six basic elements: (1) base salary; (2) annual incentive compensation pursuant to the Corporation's bonus incentive compensation program (the 'Bonus Program'); (3) long-term incentives in the form of stock options granted pursuant to either the Corporation's Amended and Restated 1987 Stock Option Plan (the '1987 Plan') and/or the Lumex, Inc. 1995 Omnibus Incentive Plan (the 'Omnibus Plan'); (4) long term incentives in the form of restricted stock grants pursuant to the Omnibus Plan; (5) intermediate/long-term cash incentives pursuant to the Corporation's Long-Term Incentive Plan (the 'Long-Term Incentive Plan'); and (6) retirement benefits pursuant to the Corporation's Savings and Investment Plan and the Corporation's Employee Stock Ownership Plan, all of which are available to all non-union employees of the Corporation. Other elements of compensation include potential benefits under employment and severance agreements.

     The Compensation Committee believes that linking a significant portion of an executive's current and potential future net worth to the Corporation's success, as reflected in the stock price, gives the executive a stake parallel to that of the Corporation's other owners and results in long-term management for the benefit of those owners. Consistent with this philosophy, the Corporation established in 1995 a Stock Ownership Requirements Policy (the 'Policy') for the Corporation's executive officers and other key employees. The Policy establishes minimum levels of stock ownership by the end of 1997 for the Corporation's executive officers as follows: the Chief Executive Officer--stock having a value equal to 150% of base salary; the Chief Financial Officer-- 75%

of base salary; and Division Presidents--100% of base salary. These minimum levels double at the end of 1999. In keeping with this philosophy, it is anticipated that a portion of the payment of incentive compensation will be made in stock of the Corporation. The value of shares owned by an executive officer (including shares of restricted stock granted under the Omnibus Plan, whether vested or unvested) will be included in determining an officer's stock ownership for purposes of the Policy, but the value of any shares subject to unexercised stock options will not be counted. Executive officers and other employees covered by the Policy who do not make a bona fide effort to comply with the Policy may have future grants of stock options and restricted stock reduced or eliminated.

     Base salary compensation for executive officers was maintained in 1995 at above-average industry levels, based on information regarding executive salary levels for comparable companies available through various sources, including the Health Industry Manufacturers Association. The increase in the base salaries of the executive officers in 1995, reflected the consideration of competitive data and the expectation of above-average performance. The base salary of Mr. George, the Corporation's former CEO, was established at an industry average level.

     Pursuant to the Bonus Program, officers and key employees may receive cash bonuses based on the annual financial performance of the applicable division of the Corporation or on the Corporation's overall performance. No executive officer received any compensation under the Bonus Program for 1995.

     The Compensation Committee grants stock options to officers and other key employees of the Corporation pursuant to either the 1987 Plan or the Omnibus Plan as a means of confirming the identity of interests shared by the Corporation's management and its other shareholders by compensating such key personnel based on the appreciation of the Corporation's Common Shares over a period of time. During 1995, options were awarded to certain executive officers, at a per share exercise price equal to the market value of the Common Shares of the Corporation on the date of grant. All such options have a term of ten years and become exercisable ratably over four years beginning one year after the date of grant. No options were awarded to Mr. George in 1995. In granting stock options to certain executive officers, the Committee took into account the practices of comparable companies as verified by an independent consultant, as well as the executive's level of responsibility and past contributions to the Corporation.


     In 1993, the Corporation established the Long-Term Incentive Plan as a mechanism for providing cash incentives to officers for the achievement of long-term financial goals and the implementation of new corporate strategic plans. The Compensation Committee made contingent awards in 1993 to certain officers having three-year performance cycles (January 1, 1993 through December 31, 1995), where the potential cash payout is dependent on the achievement of corporate and/or divisional cumulative earnings goals that were determined by the Compensation Committee. None of the officers who were granted an award in 1993 received a cash payout at the end of the three year cycle based on such earnings goals. No awards were made in 1994 or 1995.




     In 1995, the Corporation established the Omnibus Plan. The Compensation Committee believes that the Omnibus Plan will assist in aligning the interests of the Corporation's officers to those of its shareholders and in tying executive compensation to increases in shareholder value. During 1995, the Compensation Committee awarded shares of restricted stock pursuant to the Omnibus Plan to each executive officer, other than Mr. George. These shares of stock may not be sold or otherwise disposed of until vested which generally occurs over a five year period after the date of grant. Unvested shares are forfeited if the executive ceases employment with the Corporation for any reason.


     In September 1995, the Corporation retained the services of Mr. Elliott, who joined the Corporation as its President and Chief Executive Officer. The terms of the Corporation's employment agreement with Mr. Elliott were negotiated by the Compensation Committee and were structured to attract Mr. Elliott to accept the challenges presented by the Corporation's business, to motivate him to take the actions necessary and to reward him for increased value to the shareholders. In negotiating and reviewing this agreement, the Committee referenced information provided by two benefits consulting firms regarding compensation levels and packages for chief executive officers of companies similar to the Corporation. Mr. Elliott's base salary, annual incentive and long-term incentive compensation are paid in accordance with this agreement. The material terms of the employment agreement are summarized on page 13 (see 'Executive Compensation--Employment and Severance Agreements').

     In 1995, in order to retain the continued services of two senior vice presidents of the Corporation, the Compensation Committee negotiated employment agreements with Mr. Cowin and Mr. McNally. The terms of these employment agreements are summarized in greater detail on page 14 (see 'Executive Compensation--Employment and Severance Agreements'). Mr. Cowin's compensation pursuant to his employment agreement includes: base salary of $237,000, participation in the Bonus Program, a signing bonus of $25,000, a restricted stock grant of 2,500 shares under the Omnibus Plan, and stock options for 15,000 shares under the Omnibus Plan. Mr. McNally's compensation pursuant to his employment agreement includes: base salary of $189,000 and participation in the Bonus Program. His agreement also provides for payment of severance under certain circumstances. In negotiating and reviewing each of the two employment agreements, the Committee considered various factors, including each of the executive's past contributions to the Corporation, the additional responsibilities assumed by each of them during a period of transition between Chief Executive Officers, the Corporation's desire to retain and motivate each of the executives while the Corporation explored and evaluated various current and future business strategies, and the compensation package included in the employment agreement with Mr. Elliott.

     The membership of the Compensation Committee changed during 1995, and, therefore, not every person who served on the Committee during the year participated in each of the matters described above.


Members of the Compensation Committee
  (Serving at any time during 1995):
Thomas W. Kahle
Robert R. McMillan
Carol G. Nelson
John C. Spratt
Alan H. Weingarten

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee serving at any time during 1995 were: Thomas W. Kahle, Robert R. McMillan, Carol G. Nelson, John C. Spratt and Alan H. Weingarten. The Option Committee was discontinued in August 1995 and consisted of Charles E. Murcott (until June 5, 1995), Robert R. McMillan and Carol G. Nelson. The functions of the Option Committee were absorbed by the Compensation Committee.

     Robert R. McMillan is a partner in the law firm of McMillan, Rather, Bennett & Rigano, P.C., which was paid approximately $250,647 by the Corporation for providing legal services during 1995. John C. Spratt had been from 1985 to May 1988, President of Lumex Health Services, Inc., formerly a subsidiary of the Corporation. Charles E. Murcott had been President of the Corporation from 1952 to 1978 and from July 1984 to 1986 and Chairman of the Board from 1977 to December 1987.

                               PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return (change in stock price plus reinvested dividends) on the Corporation's Common Shares with the total returns of the American Stock Exchange Market Value Index, a broad market index covering stocks listed on the American Stock Exchange, and the Media General ('MG') Medical Instruments and Supplies Group, a group encompassing approximately 292 companies.

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF
                     LUMEX, INC., AMEX MARKET VALUE INDEX &
                   MG MEDICAL INSTRUMENTS AND SUPPLIES GROUP

                    [Pursuant to Rule 304 of Regulation S-T, the Company's Performance Graph appears in tabular data form below.]

                                 1990    1991    1992    1993    1994    1995
                                 ----    ----    ----    ----    ----    ----
Lumex, Inc....................   $100    $331    $290    $205    $262    $192
Amex Mkt. Value Index.........    100     123     125     148     131     169
MG Med. Instr. & Supp. Group..    100     174     155     131     144     233

     Assumes $100 invested on December 31, 1990 and dividends are reinvested.
Source: Media General Financial Services

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information in respect of the compensation for 1995, 1994, and 1993 of the persons who were, during 1995, the Chief Executive Officer, and at the end of 1995, all other executive officers of the Corporation (sometimes collectively referred to as the 'Named Executive Officers') for services in all capacities to the Corporation and its subsidiaries.

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                      ANNUAL COMPENSATION                 --------------------------
                           -----------------------------------------      RESTRICTED    SECURITIES
                                                           OTHER             STOCK      UNDERLYING
   NAME AND PRINCIPAL                                      ANNUAL          AWARD(S)       OPTIONS        ALL OTHER
       POSITION(S)         YEAR  SALARY   BONUS(1)      COMPENSATION        ($)(2)          (#)       COMPENSATION (3)
- -------------------------  ---- --------  ---------     ------------      -----------  -------------  ----------------
J. Raymond Elliott, .....  1995 $100,000                   $29,859(5)       $472,500        25,000              0
  President and Chief
  Executive Officer (4)

Robert McNally, .........  1995  185,175   $10,000                            37,280        12,500        $ 7,278
  Chief Financial          1994  175,000    12,442                                          12,500          7,688
  Officer, Senior Vice     1993  146,000    29,200                                                          8,121
  President--Finance and
  Secretary (6)

John R. Cowin, ..........  1995  217,286    25,000                            53,512        15,000         10,721
  Former Senior Vice       1994  195,000    27,710                                          15,000         10,638
  President and President  1993  164,000         0                                                         10,026
  of the Lumex Division
  (7)

James E. George, ........  1995   72,692         0          19,265(10)                      15,000         10,404
  Former President and     1994   90,000    88,921(9)       18,156(10)                                      1,648
  Chief Executive
  Officer (8)

- ------------------
(1) Annual bonus incentive compensation is based on performance in the year shown but determined and paid in the following year.

(2) At December 31, 1995, Messrs. Elliott, McNally and Cowin held 45,000, 3,431 and 4,853 shares of restricted stock having a value of $421,875, $32,166 and $45,497, respectively, based upon a closing price of $9.375 per Common Share on December 29, 1995 (the last day of trading in 1995). If cash dividends are paid by the Corporation, holders of restricted stock are entitled to receive such dividends whether or not the shares have vested. Included in the awards to Mr. McNally is a restricted stock grant on August 8, 1995 of 2,000 shares, which vests in annual increments of 20% beginning one year after date of grant. For a description of certain awards of restricted stock made to Messrs. Elliott and Cowin, see 'Employment and Severance Agreements' below. The shares of restricted stock held by Mr. Cowin was forfeited in connection with his termination of employment on April 2, 1996.

(3) 'All Other Compensation' for 1995 includes the following: (a) contributions for Mr. McNally ($3,000) and Mr. Cowin ($3,000) made by the Corporation under the Corporation's Savings and Investment Plan, a defined contribution plan meeting the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the 'Savings Plan'), to match 1995 pre-tax elective deferral contributions (included under Salary) made by each to such plan;
    (b) contributions for Mr. McNally ($2,935), Mr. Cowin ($2,878) and Mr. George ($2,854) made by the Corporation under the Savings Plan's retirement feature whereby
                                              (Footnotes continued on next page)

(Footnotes continued from previous page) the Corporation contributes from its current or accumulated earnings 2% (or such additional amount as the Corporation may determine) of the eligible employees' aggregate annual compensation, which amount is then allocated to eligible employees based on their proportionate compensation for the plan year and their full years of service with the Corporation; (c) the value of Common Shares allocated in 1995 under the Corporation's Employee Stock Ownership Plan to Mr. McNally ($1,343) and Mr. Cowin ($1,343); (d) imputed compensation of $3,500 for Mr. Cowin reflecting the difference between a market rate and the interest-free loan extended to him by the Corporation described under the caption 'Additional Information--Certain Relationships and Related Transactions'; and (e) for Mr. George, Board of Directors meeting fees ($3,000) and automobile lease payments from June through December 1995 ($4,550) (but does not include additional automobile lease payments to be made from January through May 1996 totalling $3,250, and a payment of $35,388 to purchase the automobile for Mr. George in June 1996, at the end of the lease term).

 (4) Mr. Elliott joined the Corporation on September 1, 1995. His annual base salary in 1995 was $300,000. Mr. Elliott has an employment agreement with the Corporation (see 'Employment and Severance Agreements' below).

 (5) Includes $25,459 for commuting and living expenses.

 (6) Mr. McNally has an employment agreement with the Corporation (see 'Employment and Severance Agreements' below).

 (7) Mr. Cowin has an employment and a severance agreement with the Corporation. Mr. Cowin's employment with the Corporation terminated on April 2, 1996 (see 'Employment and Severance Agreements' below).

 (8) Mr. George joined the Corporation on June 2, 1994 and resigned as an employee on May 24, 1995. His annual base salary in 1995 was $180,000. Mr. George has a severance agreement with the Corporation (see 'Employment and

     Severance Agreements' below).

 (9) Includes $71,875, which represents the dollar value of Common Shares granted to Mr. George on January 17, 1995, calculated by multiplying the closing price of a Common Share on the date of grant ($14.375) by the number of shares awarded (5,000). Although granted in 1995, the award was based on performance in 1994. There are no restrictions on these shares.

(10) Includes in 1995, $13,715 of rental and utility payments that were made on a corporate residence used by Mr. George through May 1995, and includes in 1994, $10,500 of similar payments during the second half of 1994.

                             OPTION GRANTS IN 1995

     The following table shows all grants of options to the Named Executive Officers of the Corporation in 1995:

                                            INDIVIDUAL GRANTS (1)
                       ----------------------------------------------------------------
                          OPTIONS      PERCENT OF TOTAL   EXERCISE  MARKET
                          GRANTED     OPTIONS GRANTED TO   PRICE     PRICE   EXPIRATION
         NAME          (# OF SHARES)  EMPLOYEES IN 1995    ($/SH)   ($/SH)      DATE
- ---------------------- -------------  ------------------  --------  -------  ----------
J. Raymond Elliott....     25,000            22.71%        $10.00   $10.500     9/1/05
Robert McNally........     12,500            11.35%         10.70    11.875     9/8/05
John R. Cowin.........     15,000            13.62%         10.00     9.875     8/1/05
James E. George.......          0                0%            --        --         --

                          POTENTIAL REALIZABLE VALUE
                            AT ASSUMED ANNUAL RATES
                             OF STOCK APPRECIATION
                              FOR OPTION TERM (2)
                         -----------------------------
         NAME            0% ($)     5% ($)    10% ($)
- ----------------------   -------   --------   --------
J. Raymond Elliott....   $12,500   $177,585   $430,857
Robert McNally........    14,688    108,039    251,259
John R. Cowin.........         0     91,280    234,198
James E. George.......        --         --         --

                                                        (Footnotes on next page)

(Footnotes from previous page)

- ------------------
(1) The options were granted under the terms of either the Corporation's Amended and Restated 1987 Stock Option Plan or 1995 Omnibus Incentive Plan. Each option was granted on the date 10 years prior to the expiration date indicated in the table, and becomes exercisable over four years in annual increments of 25% beginning one year after the date of grant. The market price of a Common Share on the date of grant is indicated in the table. The exercise price may be paid in cash, by delivery of already owned shares, by withholding of shares or by such other methods as the Compensation Committee may prescribe. The exercisability of the options automatically accelerate upon a 'change in control' of the Corporation (and in the case of Mr. Elliott's option, also a 'partial sale' of the Corporation), and may also be accelerated by the Compensation Committee.

(2) The potential realizable value is the product of (a) the difference between:
    (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (i.e., the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option; and (b) the number of securities underlying the grant at fiscal year-end. The dollar amounts under these columns are the result of calculations at the 0% and the 5% and 10% assumed rates of appreciation prescribed by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the Corporation's Common Shares. The actual value that any Named Executive Officer may realize, if any, will depend on the amount by which the market price of the Common Shares at the time of exercise exceeds the exercise price.

                    AGGREGATED OPTION EXERCISES IN 1995 AND
                       OPTION VALUES AT DECEMBER 31, 1995

     Mr. McNally is the only Named Executive Officer who exercised options in 1995. The following table provides information as to the shares acquired on exercise and the value realized by Mr. McNally and the value of options held by the Named Executive Officers at year-end measured in terms of the closing price of a Common Share on December 31, 1995 ($9.375 per share).

                                                                                   VALUE OF
                           SHARES                    NUMBER OF SECURITIES     UNEXERCISED IN-THE-
                         ACQUIRED ON     VALUE      UNDERLYING UNEXERCISED     MONEY OPTIONS AT
                          EXERCISE      REALIZED          OPTIONS AT             DEC. 31, 1995
NAME                         (#)         ($)(1)       DEC. 31, 1995 (#)             ($)(2)
- ----------------------   -----------    --------    ----------------------    -------------------
                                                         EXERCISABLE/            EXERCISABLE/
                                                        UNEXERCISABLE            UNEXERCISABLE
                                                    ----------------------    -------------------
J. Raymond Elliott....             0     $     0                  0/                 $     0/
                                                             25,000                        0
Robert McNally........         5,000      25,600             26,000/                  54,688/
                                                             27,500                        0
John R. Cowin.........             0           0             25,000/                       0/
                                                             30,000                        0
James E. George.......             0           0                  0/                       0/
                                                                  0                        0

- ------------------
(1) Value realized is the difference between the market price of a Common Share on the date of exercise and the exercise price of the option, multiplied by the number of Common Shares underlying the option.

(2) Value of unexercised 'in-the-money' options is the difference between the market price of a Common Share on December 31, 1995 and the exercise price of the option, multiplied by the number of Common Shares underlying the option.

COMPENSATION OF DIRECTORS

     The Corporation's compensation program for nonemployee directors during 1995 provided that each nonemployee director (except the Lead Director as noted below) receive an annual retainer of $18,000 in quarterly installments, seventy percent of which was paid in Common Shares of the Corporation (using the price per share on January 1 of such year) pursuant to the Corporation's 1995 Stock Retainer Plan for Nonemployee Directors (the 'Retainer Plan'). Directors also received $1,000 for each Board meeting attended or $500 for each telephone meeting. Directors who acted as a chairperson of a committee generally received an annual fee of $3,200 while those who were members of a committee (including the chairperson) generally received a fee of $500 for each special meeting of such committee attended on a day other than on a day on which a meeting of the Board of Directors was being held. Members of the search committee received $1,000 for each special meeting attended. For serving as Lead Director through August 1995, Thomas W. Kahle received a retainer (and no meeting or committee fees) of $39,000, paid in three quarterly installments, fifty percent of which was paid in Common Shares of the Corporation pursuant to the Retainer Plan. In addition, John C. Spratt, for serving as the Chairman of the Board beginning in August 1995, is to receive 5,000 Common Shares payable in four quarterly installments of which 1,250 were issued in 1995. Mr. Spratt also received

$33,000 from the Corporation for consulting services performed in 1994 and the cancellation of outstanding options. Alan H. Weingarten received $2,000 during 1995 for representing the Board of Directors in connection with the Corporation's engagement of a management information system consulting firm. During 1995 pursuant to the Retainer Plan, Mr. McMillan, Mr. Nelson, Mr. Spratt and Mr. Weingarten each received 988 Common Shares, and Mr. Kahle received 1,777 Common Shares, which represents the stock component of their annual retainer.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Corporation and J. Raymond Elliott are parties to an employment agreement pursuant to which Mr. Elliott is employed as the Corporation's President and Chief Executive Officer from September 1, 1995 through August 31, 1998, unless sooner terminated in accordance with the terms of the agreement. Pursuant to the agreement, the Corporation will pay Mr. Elliott a base salary of $300,000 per annum. Mr. Elliott is eligible to participate in the Corporation's Bonus Incentive Compensation Plan (the 'BIC Plan') and is guaranteed a minimum bonus of $70,000 for 1996. He may also receive, at his election, between 10% and 40% of amounts payable to him under the BIC Plan in the form of Common Shares, converted at a value equal to 85% of its market value. Upon joining the Corporation on September 1, 1995, Mr. Elliott was granted pursuant to the employment agreement and the Corporation's 1995 Omnibus Incentive Plan (the 'Omnibus Plan'): (i) 25,000 shares of restricted common stock, vesting in annual increments of 20% beginning on the first anniversary of his commencement of employment; (ii) 20,000 shares of restricted stock, all of which vested on February 8, 1996; and (iii) a non-qualified stock option to purchase 25,000 Common Shares at an exercise price of $10.00 per share (the closing price on August 2, 1995), vesting in annual increments of 25% beginning on the first anniversary of his commencement of employment; provided, however, the stock option will vest fully upon either a 'change of control' or 'partial sale' (each as defined in the employment agreement), and the restricted stock grant of 25,000 Common Shares will vest fully upon a change of control. Mr. Elliott is also entitled to various employee benefits pursuant to the agreement. If the Corporation terminates the agreement other than 'for cause' (as defined in the employment agreement), Mr. Elliott is entitled to receive his base salary for the longer of one year or the remainder of the term of the agreement plus any bonus he has earned under the BIC Plan as of the date of termination. Mr. Elliott has the right to terminate employment upon a change of control, in which case he is entitled to receive an amount equal to 2.99 multiplied by his base salary, of which 50% is payable in equal installments over the 12 months following termination and the balance is payable in equal installments over the next 24 months. If the Corporation does not extend or renew the employment agreement at the end of its term, the Corporation is required to pay Mr. Elliott his base salary over the next 12 months.

     The Corporation and Robert McNally are parties to an employment agreement pursuant to which Mr. McNally is employed as the Corporation's Chief Financial Officer and as a Senior Vice President from September 1, 1995 through August 31, 1998, unless sooner terminated in accordance with the terms of the agreement. Pursuant to the agreement, the Corporation will pay Mr. McNally a base salary of $189,000 per annum. Mr. McNally is eligible to participate in the BIC Plan and receive, at his election, between 10% and 40% of amounts payable to him under the BIC Plan in the form of Common Shares, converted at a value equal to 85% of its market value. Mr. McNally is also entitled to various employee benefits pursuant to the agreement. If the Corporation terminates the agreement other than 'for cause' (as defined in the employment agreement), Mr. McNally is entitled to receive his base salary for the longer of 15 months or the remainder of the term of the agreement plus any bonus he has earned under the BIC Plan as of the date of termination. Mr. McNally has the right to terminate employment upon a 'change of control' (as defined in the employment agreement), in which case he is entitled to receive an amount equal to 2.99 multiplied by his base salary, of which 50% is payable in equal installments over the 12 months following termination and the balance is payable in equal installments over the next 24 months. If the Corporation does not extend or renew the employment agreement at the end of its term, the Corporation is required to pay Mr. McNally his base salary over the next 15 months.

     The Corporation and John R. Cowin were parties to an employment agreement pursuant to which Mr. Cowin was employed as the President of the Lumex Division and as a Senior Vice President from August 1, 1995 through April 2, 1996, at which time his employment was terminated in accordance with the terms of the agreement. Pursuant to the agreement, Mr. Cowin was entitled to a base salary of $237,000 per annum. Upon commencement of the employment term, Mr. Cowin was granted pursuant to the employment agreement and the Corporation's Omnibus Plan:
(i) 2,500 shares of restricted common stock, vesting in annual increments of 20% beginning on July 31, 1996 during his continued employment with the Corporation; and (ii) a non-qualified stock option to purchase 15,000 Common Shares at an exercise price of $10.00 per share (the closing price on August 2, 1995), vesting in annual increments of 25% beginning on July 31, 1996. Mr. Cowin also received a signing bonus of $25,000.

     The Corporation also had an executive severance agreement with Mr. Cowin. The severance agreement provided that if the employee's employment is terminated during the two years following a 'change in control' of the Corporation either by the Corporation (other than for 'cause') or by the employee for a 'good reason,' as those terms are defined in the severance agreement, a lump sum payment will be made to such employee. The severance agreement provided for a lump sum payment of 2.99 times the 'base amount,' as defined in Section 280G of the Internal Revenue Code of 1986, the base amount approximating the average annual compensation for the five years preceding a change of control of the Corporation. The payments and benefits provided by the severance agreement to the employee are limited such that the value thereof when aggregated with other benefits or payments paid to such employee in connection with a termination of his employment would not exceed three times the 'base amount' for such employee.

     In connection with Mr. Cowin's termination of employment on April 2, 1996, he entered into a separation agreement with the Corporation. Under the terms of the agreement, Mr. Cowin will receive his annual base salary of $237,000 through April 2, 1997 as severance, payable in accordance with the Corporation's regular payroll practices (reduced by an aggregate of $16,191, for amounts owed to the Corporation), and he will receive substantially the same medical and health benefits generally provided to the Corporation's employees until the earlier of April 2, 1997 or the date he commences full-time employment with a new employer. Mr. Cowin also received a lump sum of $92,300 in satisfaction of all bonuses he was eligible for, which amount, however, was retained by the Corporation in accordance with the agreement in partial satisfaction of amounts owed by him to the Corporation. Pursuant to the agreement, Mr. Cowin has the right to exercise through July 31, 1997 any options previously granted him under the Corporation's stock option plans that are exercisable on the date of exercise in accordance with the terms of such plans. The agreement also provides that the Corporation will pay his automobile lease payments through May 2, 1996, the end of the lease term, at which time the Corporation will pay Mr. Cowin a monthly allowance in the amount of the lease payments until the earlier of April 2, 1997 or the date he commences full-time employment with a new employer.

     The Corporation entered into a severance agreement with James E. George, the Corporation's former President and Chief Executive Officer, on May 8, 1995, pursuant to which he resigned as an employee and an officer effective as of May 24, 1995. Under the terms of the agreement, Mr. George received his salary through May 24, 1995, and until December 31, 1995, substantially the same medical and health benefits generally provided to the Corporation's employees. The agreement also provides that the Corporation will pay Mr. George's automobile lease payments through June 1996, the end of the lease term, at which time the Corporation will purchase the automobile for Mr. George at no cost to him. Mr. George has agreed not to compete with the Corporation through May 24, 1996.

                             ADDITIONAL INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Thomas W. Kahle, a director of the Corporation, is a partner in the Cincinnati law firm of Graydon Head & Ritchey, which is general counsel to Surgical Appliance Industries, Inc., a 12.0% shareholder in the Corporation. See 'Voting Rights' above. Mr. Kahle disclaims any beneficial interest in the shares of the Corporation owned by Surgical Appliance Industries, Inc.


     In 1995, the Corporation purchased approximately $306,875 of products manufactured by Surgical Appliance Industries, Inc., a 12.0% shareholder in the Corporation.

     Robert R. McMillan, a director of the Corporation, is a partner in the law firm of McMillan, Rather, Bennett & Rigano, P.C., which was paid approximately $250,647 by the Corporation for providing legal services during 1995.


     In 1993 the Corporation extended to John R. Cowin, now a former executive officer of the Corporation, an interest-free loan in the amount of $67,577 in order to facilitate his relocation to the Long Island area. The loan is generally repaid through a deduction from his annual bonus, and in 1995 he paid $9,237 of the loan from his 1994 bonus. During 1995, the largest amount of the loan outstanding was $67,577. In connection with Mr. Cowin's termination of employment on April 2, 1996, the Corporation retained the amount of $92,300 in partial satisfaction of amounts owed by him to the Corporation, including the interest-free relocation loan. As of that date, Mr. Cowin continued to owe

$16,191, which amount is to be repaid through reduction of severance payments.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and any persons who own more than ten percent of the Corporation's Common Shares to file reports of initial ownership of the Corporation's Common Shares and subsequent changes in that ownership with the Securities and Exchange Commission and the American Stock Exchange, Inc. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Corporation, or written representations from certain reporting persons that no Forms 5 were required, the Corporation believes that during the 1995 fiscal year all Section 16(a) filing requirements were complied with, except that one report for one transaction was filed late by each of James E. George (former director, president and chief executive officer) and John C. Spratt.

                   APPROVAL OF AMENDMENT TO THE CORPORATION'S
                     RESTATED CERTIFICATE OF INCORPORATION
                                (Proposal No. 2)

     On June 19, 1996, the Board of Directors of the Corporation unanimously adopted a resolution that would amend the Corporation's Restated Certificate of Incorporation to change the Corporation's name to CYBEX International, Inc. (the 'Amendment'), subject to the approval of the shareholders.

     On April 3, 1996, the Corporation sold the assets comprising the Lumex Division to Fuqua Enterprises, Inc. ('Fuqua'). In connection therewith, the Corporation assigned to Fuqua all rights in and to the intellectual property and trademarks related to the Lumex Division, including the name and trademark 'Lumex.' The Corporation agreed to propose at this Annual Meeting that the shareholders approve an amendment to the Corporation's Restated Certificate of Incorporation to change its name from 'Lumex, Inc.' and to take all necessary steps within a reasonable time to effectuate such change.

     The sale of the Lumex Division to Fuqua will enable the Corporation to focus its business efforts on developing, manufacturing, distributing and servicing fitness and rehabilitation equipment through its CYBEX(Registered) tradename. The Corporation believes that utilizing the CYBEX(Registered) name will enable it to capitalize on the recognition and presence which has already been established for that name in the fitness and rehabilitation market.

     If approved by the shareholders at the Annual Meeting, the new name will become effective upon the filing of an amendment to the Corporation's Restated Certificate of Incorporation with the Department of State of the State of New York. The change of corporate name will be accomplished by amending Article First of the Corporation's Restated Certificate of Incorporation to read as follows:

          'Article First: The name of the Corporation is CYBEX International, Inc.'

     The change in corporate name will not affect the validity or transferability of stock certificates presently outstanding, and the Corporation's shareholders will not be required to exchange stock certificates to reflect the new name. Shareholders should keep the certificates they now hold, which will continue to be valid, and should not send them to the Corporation or its transfer agent.

     If the Amendment is approved, the Corporation's trading symbol will be changed to 'CYB'.

     The affirmative vote of the holders of a majority of all outstanding Common Shares entitled to vote on the matter, in person or by proxy, at the Annual Meeting is required for approval of the Amendment. Abstentions are treated as votes against approval of the Amendment. Broker non-votes are not considered in the calculation of the majority, although they do reduce the number of 'Votes For' required.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE
              CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION

                           SHAREHOLDER PROPOSALS AND
                  DIRECTOR NOMINATIONS FOR 1997 ANNUAL MEETING

     Any proposals by a shareholder intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Corporation no later than March 10, 1997 and be in compliance with applicable Securities and Exchange Commission regulations, for inclusion in the Corporation's proxy statement relating to such meeting.

     The Corporation's by-laws provide that any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Corporation not later than (i) with respect to an election held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A copy of the pertinent by-law provision, which sets forth additional requirements for the form of such notice, is available on request to Robert McNally, Corporate Secretary, Lumex, Inc., 2100 Smithtown Avenue, Ronkonkoma, New York 11779.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to audit the financial statement of the Corporation for the fiscal year ending December 31, 1996. Ernst & Young LLP has audited the Corporation's financial statements since 1983. Representatives of Ernst & Young LLP are expected to attend the 1996 Annual Meeting of Shareholders of the Corporation and will be afforded an opportunity to make a statement and to respond to appropriate questions.

                            SOLICITATION OF PROXIES

     Proxies may be solicited by directors, officers and a small number of regular employees of the Corporation personally or by mail, telephone, telegraph or otherwise, but such persons will not be specially compensated for such service. Banks and brokers will be requested to solicit proxies from their customers, where appropriate, and the Corporation will reimburse them for their reasonable expenses. The cost of such solicitation will be borne by the Corporation.

                                 OTHER MATTERS

     Management is not aware of any matters to be presented for action at the meeting other than the election of directors and does not intend to bring any other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.

                                       By Order of the Board of Directors

                                                Robert McNally
                                                  Secretary

Ronkonkoma, New York
July 8, 1996

                                                                           PROXY

                                  LUMEX, INC.

                 ANNUAL MEETING OF SHAREHOLDERS--AUGUST 7, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby nominates and appoints Carol G. Nelson, John C. Spratt and Alan H. Weingarten, or any one of them, as proxies of the undersigned, with power of substitution to each, to vote all shares of stock of LUMEX, INC. (the 'Corporation') which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held in the Ryder Cup Room at the Golf Club at Chelsea Piers, Pier 59, 23rd Street and the Hudson River, New York, New York, on Wednesday, August 7, 1996 at 10:00 A.M. and at any adjournment or adjournments thereof with authority to vote said stock on the following matters:


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1:

    1. Election of Four Directors.

           Kay Knight Clarke   J. Raymond Elliott   Thomas W. Kahle
           Robert R. McMillan


    / / VOTE FOR all nominees listed above, except vote withheld for the following nominee(s) (if any):

        ________________________________________________________________________

    or / / VOTE WITHHELD for all nominees.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2:


    2. Approval of amendment to the Corporation's Restated Certificate of Incorporation to change the name of the Corporation to CYBEX International, Inc.

                      / / FOR   / / AGAINST   / / ABSTAIN

                                     (Continued, and to be signed on other side)

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(Continued from other side)

    3. Upon such other matters as may properly come before the meeting.

    UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED 'FOR' PROPOSALS 1 AND 2. DISCRETION WILL BE USED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

    NOTE: Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States.

Date: __________________________, 1996


______________________________________
             (Signature)


______________________________________
             (Signature)

Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporation name by a duly authorized officer. Joint shareholders should each sign.